CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (File No. 33-56339 and 811-7237) ("Registration Statement") of our report dated April 7, 2000, relating to the financial statements and financial highlights appearing in the February 29, 2000, Annual Report for Putnam Small Cap Value Fund, a series of Putnam Investment Funds, which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 25, 2001